AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                      ON NOVEMBER 6, 1997

                       FILE NO. 0-20915

              SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549

                          FORM S-8
                    REGISTRATION STATEMENT
               UNDER THE SECURITIES ACT OF 1933

                     GEO PETROLEUM, INC.
                     -------------------
    (Exact Name of Registrant as Specified in its Charter)

California                                   33-0328958
----------                                   ----------
(State or Other Jurisdiction of         (IRS Employer ID No.)
Incorporation or Organization)

501 Deep Valley Drive, Suite 300
-------------------------------
Rolling Hills Estates, California 90274
--------------------------
(Address of Principal Executive Offices)

Geo Petroleum, Inc. 1997 Executive's Plan
------------------------------------------
(Full Title of the Plans)

Gerald T. Raydon, President
---------------------------
Geo Petroleum, Inc.
-------------------
501 Deep Valley Drive, Suite 300
-------------------------------
Rolling Hills Estates, CA 90274
--------------------------
(Name and Address of Agent for Service)

(310) 265-0721
--------------
(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

                            Proposed       Proposed
Title of                    Maximum        Maximum
Securities     Amount       Offering       Aggregate Amount of
to be          to be        Price          Offering  Registration
Registered     Registered   Per Share<F1>  Price     Fee

Common Stock  1,060,000     $2.00         $2,120,000 $636.00
TOTAL         1,060,000     $2.00         $2,120,000  636.00

<F1>
Pursuant to Rule 457(h)(3) this Registration covers resales of the common stock offered hereby.
<F2>
Calculated pursuant to Rule 457(h)(1) and (3) under the Securities Act of 1933, as amended.
</FN)

The information specified by Items 1 and 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933 and the introductory
Note to Part I of Form S-8.


                            Part II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

     The following documents previously filed with the Securities and Exchange Commission are incorporated herein by reference:
     (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996;

     (b) The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1997;

     (c) The Company's Quarterly report on Form 10-QSB for the fiscal quarter ended June 30, 1997.

     (d) The description of the Company's Common Stock contained under the caption Description of Common Equity in its Form 10 Registration Statement (File No. 0-20915, filed June 21, 1996); and all amendments and reports filed for the purpose of updating that description; and

     (e) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     Counsel rendering an opinion in this matter is the President and Chairman of the Board of Directors of the Company and is the owner of approximately 47% of the Common
Stock of the Company.

Item 6. Indemnification of Directors and Officers

     As permitted by California law, the bylaws of the Company provide broad rights of indemnification to the officers and directors of the Company. The Articles of Incorporation of the Company provide, in part, that:

     (a) The liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     (b) The corporation is authorized to provide indemnification of agents, as defined in
             Section 317 of the California Corporations Code, through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors, or otherwise, which indemnification may be in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code with respect to actions for breaches of duty to the corporation and its shareholders.

     (c) Any amendment, repeal, or modification of any provision of this Article V shall not adversely affect any right or protection of an agent of this corporation existing at the time of such amendment, repeal or modification.

The Bylaws of the Company (Exhibit 3.2 to Form 10-SB) provide for additional indemnification in Article 16 thereof, which is incorporated herein by reference.

Item 7.     Exemption from Registration Claimed

     Not applicable.

Item 8.     Exhibits

     4.1 Articles of Incorporation of the Company, as amended (incorporated by reference to
             Exhibit No. 3.1 (a - c) to the Registration
             Statement on Form 10-SB, which was filed with the Securities and Exchange Commission under No. 0-20915). There have been no subsequent amendments.

     4.2 Bylaws of the Company (incorporated by reference to Exhibit No. 3.2 to the Registration Statement on Form 10-SB, which was filed with the Securities and Exchange Commission under No. 0-20915).

     4.3     Employment  Agreement between the Company and
             Larry R. Burroughs (filed herewith).

     5.1 Opinion of Gerald T. Raydon as to the validity of the securities registered hereunder (filed herewith).

     23.1 Consent of Gerald T. Raydon (set forth in the opinion filed as Exhibit 5.1 to this Registration
             Statement).

     23.2    Consent of Ernst & Young, LLP (filed herewith).

Item 9.  Undertakings

A.     The undersigned registrant hereby undertakes:
       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any additional or changed material information on the plan of distribution, provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Rolling Hills Estates, California on October 31, 1997.


Geo Petroleum, Inc.


By: \s\  GERALD T. RAYDON
---------------------------
Gerald T. Raydon
President and Chairman of the Board
(Principal Executive Officer)






                         POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gerald
T. Raydon, his true and lawful attorney in fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange commission and any state or other securities authority, granting unto each said attorney in fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them or their of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

Signature              Title                     Date
---------              -----                     -----
\s\ GERALD T. RAYDON   Chairman of the Board     October 27, 1997
--------------------   and President
Gerald T. Raydon       (Principal Executive Officer)


\s\ ALYDA L. RAYDON     Director, Chief          October 27, 1997
--------------------    Financial Officer and
Alyda L. Raydon         Secretary (Principal
                        Financial and Accounting
                        Officer

William J. Corcoran     Director                 October 27, 1997

                         EXHIBIT INDEX


Exhibit Number Description

4.1     Articles of Incorporation of the Company, as amended

4.2     Bylaws of the Company

4.3     Employment Agreement between the Company and Larry R.
        Burroughs

5.1 Opinion of Gerald T. Raydon, as to the validity of the securities registered hereunder.

23.1 Consent of Gerald T. Raydon (set forth in the opinion filed as Exhibit 5.1 to this Registration Statement).

23.2    Consent of Ernst & Young, LLP

                             EXHIBIT 4.3

Attached hereto and incorporated herein as Exhibit A

                            EXHIBIT 5.1
                            EXHIBIT 23.1

October 31, 1997


Geo Petroleum, Inc.
501 Deep Valley Drive, Suite 300
Rolling Hills Estates, CA 90274

Re: Registration of 1,060,000 shares of Common Stock pursuant to a Registration Statement on Form S-8

Ladies and gentlemen:

     I have acted as counsel for Geo Petroleum, Inc., a California Corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of 1,060,000 shares of Common Stock, no par value, of the Company (the "Common
Stock"), all of which shares are to be issued and sold in connection with the Company's employment agreement with Larry R. Burroughs (the "Employment Agreement"), as further described in the Registration Statement.

     I have made such inquiries and examined such documents as I have considered necessary or appropriate for the purpose of giving the opinion hereinafter set forth. I have assumed the genuineness and authenticity of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the due authorization, execution, delivery or recordation of all documents where due authorization, execution or recordation are prerequisites to the effectiveness thereof.

     Based upon the foregoing, having regard for such legal considerations as I deem relevant, and assuming, with respect to the shares of Common Stock issued under the Employment Agreement (i) the availability of a sufficient number of shares of Common Stock authorized by the Company's Articles of Incorporation then in effect, and (ii) no change occurs in applicable law or the pertinent facts, I am of the opinion that the 1,060,000 shares of Common Stock that may be issued and sold or granted for services by the Company from time to time under the Option Agreement, will upon issuance and delivery against payment by cash or secured promissory notes therefor, be duly authorized and legally issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. By so consenting, I do not thereby admit that our firm's consent is required by Section 7 of the Securities Act. I further advise you that my wife and I are the joint holders of approximately 47% of the outstanding stock of the Company and I am the president thereof, all as disclosed in the Registration Statement.

Very truly yours,
/s/GERALD T. RAYDON
-----------------------
Gerald T. Raydon
Attorney for Geo Petroleum, Inc.

                           EXHIBIT 23.2

                   CONSENT OF ERNST & YOUNG LLP,
                       INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration
Statement (Form S-8 No. 0-20915) pertaining to the Geo Petroleum, Inc. 1997 Executives' Plan of our report dated March 28, 1997 with respect to the financial statements of Geo Petroleum, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                               ERNST & YOUNG LLP


Los Angeles, California
October 30, 1997

                       October 30, 1997

                       PRIVILEGED AND CONFIDENTIAL
                       ---------------------------

Ernst & Young LLP
2049 Century Park East
Los Angeles, CA 90067
   Attention:  Alex Bender

                  Re:  Geo Petroleum, Inc.

     Geo Petroleum, Inc. has requested that we update our letters to you dated March 5, 1997 and June 21, 1997, and this letter is in response to such request. Subject to the limitations and exceptions contained in said letters, we advise you that there is no change in the status of the matters described therein.

     This letter is solely for the use of Ernst & Young LLP as described in the said letters.

                       Respectfully submitted,

                       Rodney C. Hill, A
                       Professional Corporation


                       By  /s/  RODNEY C. HILL
                          -----------------------
                          Rodney C. Hill

                            EXHIBIT A
                      EMPLOYMENT AGREEMENT


THIS EMPLOYMENT AGREEMENT (the "Agreement"), is made and entered into on October 21, 1997 and shall be effective as of the first day of November, 1997, by and between GEO PETROLEUM, INC., a California corporation (hereinafter referred to as "Geo" or as the "Company"), and LARRY R. BURROUGHS, an individual (hereinafter referred to as the "Employee" or as "Burroughs").

RECITALS

A. It is in the best interests of the Company to retain the services of Employee as President and Chief Operating Officer of the Company, subject to and in accordance with the terms and provisions set forth below.

B. After independent review and consideration of the Agreement, Employee desires to accept the employment responsibilities set forth herein, in accordance with the terms and provisions set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   EMPLOYMENT RELATIONSHIP; TERM; RENEWAL

     Subject to the other terms, conditions and provisions of this Agreement, the Company hereby employs Employee and Employee hereby accepts such employment for a period of three (3) years, commencing on the Effective Date of this Agreement, subject to the termination provisions as provided in Paragraph 8.

2.   COMPENSATION

     2.1   ANNUAL COMPENSATION

           Subject to the terms and provisions hereof, the Company shall pay to Employee an annual salary of $120,000 for the first year, payable with 60,000 shares of Geo's common stock valued at $2.00 per share equivalent to the market price of the shares upon the date hereof. Geo has filed a statement on Form S-8 in order to effect the registration of such shares. During the second and third years, the salary shall be $120,000 per year, payable in cash in bi-weekly installments, with bonuses, inflation adjustments, and other compensation similar to that payable to Gerald
           T. Raydon and other senior officers. Such installments shall be pro-rated in the event of any partial employment period hereunder. Mr. Burroughs' office will, at his election, be either in his home in

           Sand Springs, Oklahoma, or at Geo's headquarters in California, in Rolling Hills Estates or elsewhere in California where the company may subsequently relocate.

     2.2   ADDITIONAL COMPENSATION
           Employee shall be further entitled to additional compensation in the form of purchases of Geo's common stock, which he shall make as follows: Burroughs shall be entitled to 333,333 shares of Geo stock for each year of service hereunder, for a total of one million shares of stock, all issued at $2.00 per share. The stock shall be issued as follows: 250,000 shares upon execution of the Agreement, and 250,000 shares within 30 days after the end of the first, second, and third years of service, provided that such amounts will be adjusted to the extent that the number of shares advanced exceeds the number of shares earned in the event of the termination of the Agreement before the full term of three years has been completed. The stock certificates, before being paid for in cash, shall be subject to restrictions stating that they are subject to a security agreement securing a promissory note and that a forfeiture or foreclosure may be declared in the event of non-payment of the note secured by the stock certificate. Payment shall be by delivery of Burroughs' promissory notes to Geo in the amount of the purchase price for each block of stock. The principal on the notes shall be non-recourse, but the interest shall be recourse, secured by the stock purchased pursuant to security agreements executed by the parties. Each time a sale of stock is made by Burroughs, $2.00 per share will be paid on the note, and the stock sold will be released from the security agreement. Geo will file an S-8 registration statement for all shares in advance. Interest at 8.25% per annum, payable upon the anniversary date of each note, shall be payable on the notes, and shall be recourse. The term of each note shall be for five years from the date of issuance of the related stock. In the event the employment of the Employee is terminated for any reason after November 1, 1998 by the Employee or by the Company, with or without cause, Employee's rights hereunder shall be limited to acquire those shares which have vested, and all non-vested shares shall be canceled immediately. Upon termination by the Employee or by the Company all vested shares subject to secured promissory notes must be paid for in cash within one (1) year from the date of termination, or they will be canceled, at the discretion of the Company.

2.3  SERVICE AS DIRECTOR

           Employee will promptly after the execution of the Agreement be appointed to fill a vacancy on the Board of Directors. He shall provide the services required of all directors and receive the same compensation as other directors as may be determined from time to time by the Board.

2.4  EMPLOYMENT TAXES

          All compensation and benefits shall be subject to customary withholding taxes and other employment taxes as from time to time are required by any governmental statute, ordinance, or regulation with respect to such compensation paid by the Companies to an employee.

   3.   EMPLOYEE BENEFITS AND REIMBURSEMENTS

A.   Medical Insurance

          During the term of this Agreement and the employment described herein, the Company will pay the premium for standard medical benefits for Employee. Dependent coverage is available but at Employee expense.

B.   Reimbursement for out-of-pocket Expenses

          The Company shall, not less frequently than monthly, reimburse Employee with respect to all ordinary out-of-pocket expenses which, in the sole judgment of the Company, were incurred by Employee in the course of and/or in the conduct of the Company's business by Employee, provided Employee follows and complies with the Company's reporting and receipts submission procedures.

C.   Other Benefits

          In addition to the foregoing, Employee shall also be provided any other benefits of whatever kind or nature or shall be permitted to participate in such other benefits or programs which may, from time to time, be adopted or provided by Geo and otherwise made available by Geo to other employees or officers of the Company under substantially the same restrictions and limitations, if any, as applicable.

D.   Relocation

          The Company will reimburse Employee for reasonable and necessary moving costs incurred in the course of Employee relocation. The Company's will make the final determination whether items of moving costs are "reasonable and necessary".

4.   SERVICES AND DUTIES OF EMPLOYEE

          Employee agrees that, expressly in his capacity as an officer of the Company, Employee will at all times loyally and conscientiously perform all of the following duties, responsibilities, and obligations:

          A. Those duties and responsibilities expressly or implicitly contained in the Agreement;

          B. Those duties and responsibilities customarily incident to or required of such position(s) and/or office(s) as may, from time to time, be assigned to Employee by the Board of Directors of Geo.

          C. Such other services, acts, or things necessary, prudent, or advisable in the exercise of Employee's reasonable judgment for the benefit of the Company and;

          D. Such additional duties, responsibilities and obligations and such other services, acts, and things as, from time to time, may be designated by the Board of Directors of Geo.

          E. Without in any manner limiting the foregoing, Employee agrees to devote such time as may be necessary to or for the business of the Company. By entering into this Agreement, it is the mutual intention of the party that Employee shall devote all of his productive time, ability, and attention to the business of the Company.

5.   NO OUTSIDE EMPLOYMENT

     By entering into this Agreement, it is the mutual intention of the parties that Employee shall devote all of his productive time, ability, and attention to the business of the Company and shall not, without the prior written consent of the Board, which may be withheld for any reason whatsoever, otherwise actively engage in other business endeavors or pursuits, including, without limitation, the direct or indirect rendition of any services of a business, commercial, or professional nature to any other person or organization, whether for compensation or otherwise.

     Notwithstanding the foregoing, the Company recognizes that Employee may perform the following while still providing as a first priority the above services to Geo: (I) Services as President, Phillips Oil & Gas, Inc., a Tennessee corporation; (ii) Director, Stangrid PLC (owner of the shares of Phillips Oil & Gas); (iii) Personal oil and gas operations in Alabama, Mississippi and Arkansas; and (iv) Winding-up of miscellaneous services at Saba Petroleum Company in connection with previous employment.

6.   CONFIDENTIALITY AND TRADE SECRETS

     A. Employee acknowledges and agrees that, in prior meetings with other employees, representatives, officers and directors of the Company, Employee has or will, during the term of employment, have access to, become acquainted with, and/or develop or invent various Trade Secrets and proprietary information consisting of and including, without limitation, geological prospects and concepts, engineering and other ideas for the location, development, and extraction of oil or gas, formulas, processes, plans, charts, concepts, procedures, compilations, lists of data and information, records, specifications, documents, contracts, reports, forms, manuals, names, addresses, and telephone numbers and other of customers, lenders, investors, or identified prospective customers, lenders, or investors (all of the foregoing sometimes collectively referred to as "Trade Secrets")which are owned or have been or subsequently are developed, compiled, organized or invented by the Company, the Employee, or the Company's other employees Employee, for the benefit of the Company and as a condition of this Agreement, expressly agrees that Employee shall not disclose any of the Trade Secrets, directly or indirectly; use them in any way, or claim proprietary ownership interest therein, either during or after the term of this Agreement except as required in the performance of Employee's duties hereunder or as expressly authorized by the written consent and permission of the Company after full explanation and disclosure of any such proposed use or disclosure by the Employee to the Company.

     B. Employee further acknowledges and agrees that all Trade Secrets, as defined above, whether now existing or hereafter developed are and shall at all times be owned solely and exclusively by the Company and Employee shall have no ownership interest therein or rights thereto.

7.   EFFECTIVE DATE

     The Effective Date of this Agreement shall be the day, month, and year first set forth above.

8.   TERMINATION

     8.1  Events of Termination

          This Agreement shall terminate immediately upon the occurrence of any of the following events after November 1, 1998. It is understood by both parties that no termination can occur during the first year's term.

          A. Whenever the Company and Employee shall mutually agree in writing to terminate this Agreement;

          B. Whenever the Company delivers written notice to Employee terminating the Agreement for "cause" including, among other things, Employee's material gross negligence or intentional misconduct under the terms of this Agreement, unless waived in writing and signed by the Company in the Company's sole and absolute discretion;

          C. Upon the death of Employee;

          D. Upon the permanent incapacity of Employee because of illness, physical injury, other physical or mental disability, or any reason such that it reasonably appears that Employee will be unable to perform or complete Employee's duties and responsibilities under this Agreement.

          E. If the Company terminates this Agreement without cause, then upon such termination, in addition to the other provisions contained herein, the Company shall pay to Employee as a severance allowance an amount equal to the Employee's then annual salary.

     8.2  Post-Termination Duties and Obligations

          Upon termination for any of the foregoing Events:

          A. Employee or the representative of Employee's estate, in the event of the death of the Employee, shall be entitled to receive that compensation earned by Employee that Employee would otherwise be entitled to up to the date of termination less such amounts as are required by law to be withheld and deducted and;

          B. Employee or the representative of Employee's estate, in the event of the death of the Employee, shall deliver to the Company all records, reports, files, schedules, lists, equipment, tools, and any other property in his possession or under his control belonging to the Company and, as appropriate, in good condition and repair, ordinary wear and tear excepted.

          C. Employee shall have such other post-termination responsibilities as Employee and the Company shall mutually agree.

9.   COMPANY'S AUTHORITY

     The Company expressly reserve the right to adopt and promulgate from time to time, orally or in writing, Company rules, regulations, directives and policies with respect to the Company's operations and systems, business expense reimbursements, general employee standards, and employee performance requirements and evaluation criteria (all of the foregoing collectively referred to as the "Company's Policies"). Employee agrees at all times to observe and comply with the Company's Policies, whether oral or in writing, as stated and as reasonably interpreted by the Board of Directors.

10.  PAID VACATION AND SICK LEAVE

     Paid Vacation: Employee shall be entitled to three weeks' paid vacation each year, subject to increase based upon the then current policy of the Companies.

     Sick Leave: Employee shall be entitled to a reasonable number of days of sick leave, not to exceed ten, with full compensation as specified in the current policy of the Company during each calendar year. In determining what is a reasonable number of days, the Company shall take into account previous periods of illness or disability, the number of days of sick leave taken in the current and preceding years, and any other relevant factors it deems pertinent.

11.  INDEMNIFICATION

     The Company shall indemnify the Employee and hold him harmless for and with respect to all costs and expenses incurred by Employee resulting from any acts or decisions made by him in good faith while performing services for the Company within the scope of his position and authority hereunder.

12.  NON-TRANSFERABILITY

     This Agreement is personal to Employee and the services to be provided by Employee are personal to and uniquely capable of performance by Employee. Consequently, neither this Agreement nor any right, duties, or obligations hereunder, or interests herein, shall be transferred, assigned, conveyed, hypothecated, delegated or pledged, in whole or in part, voluntarily or involuntarily, by operation of law or otherwise. Any attempted transfer, assignment or delegation shall be null and void.

13.  NOTICES

     All notices provided in or permitted pursuant to this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed to the Company at their principal office address and to Employee at Employee's residence address on the records of the Company or at such other addresses either party may have furnished to the other party in writing in accordance herewith.

14.  VALIDITY

     The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

15.  CONSTRUCTION

     This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party drafting a document. It shall be construed neither for nor against any party, but each provision shall be given reasonable interpretation in accordance with the plain meaning of its terms and the expressed intent of the parties.



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16.  ENTIRE AGREEMENT

     This Agreement supersedes and all prior agreements between the parties thereto, if any, whether oral or written, with respect to the employment of Employee by the Company and contains all of the covenants, conditions, and agreements between the parties with respect to the rendition of such services as therein contemplated or to be performed hereunder. Each party acknowledges for the benefit of the other:

     A. That no representations, inducements, promises, or agreements, orally or in writing, have been made by any party, or any person acting or claiming to be acting on behalf of the other party and;

     B. That no other agreement, statement, or promise with respect to such employment, which is not set forth herein, shall be valid or binding.

17.  ATTORNEY'S FEES

     In the event of any dispute or disagreement under this Agreement whether or not suit is instituted, or if any action is instituted, at law or in equity, including, without limitation, an action for declamatory or injunctive relief to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to be reimbursed for all costs and expenses, including, without limitation, reasonable attorneys' fees, which may be set by the court in the same action if any action has been so commenced or in a separate action brought for that purpose. Such right of reimbursement shall be in addition to any other relief to which that party may be entitled.

18.  GOVERNING LAW AND VENUE

     Irrespective of the place of execution or performance, this Agreement will be governed by and construed in accordance with the laws of the State of California. The venue of any and all such actions brought under or pursuant to this Agreement shall be Los Angeles County, California.

19.  WAIVER

     No provision of this Agreement may be modified, waived or discharged unless such waiver modification or discharge is agreed to in writing and signed by Employee and such Officer as may be authorized by the Board. No waiver by either party thereto at any time of any breach of any condition or provision of this Agreement shall be deemed a waiver of or to the subsequent enforcement of each term and provision of this Agreement.







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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month, and year first set forth above.

COMPANY                           EMPLOYEE
GEO PETROLEUM, INC.

   /s/ GERALD T. RAYDON               /s/ LARRY R. BURROUGHS
By                                 By
------------------------           --------------------------
       Gerald T. Raydon                   Larry R. Burroughs
       President